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                                                                     EXHIBIT 5.1


                                                      VINSON & ELKINS L.L.P.
                                                      2300 FIRST CITY TOWER
                                                      1001 FANNIN STREET
                                                      HOUSTON, TEXAS  77002-6760
                                                      TELEPHONE (713) 758-2222
                                                      FAX (713) 758-2346
                                                      www.velaw.com


                               September 24, 2003

Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas  77024

         Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by the Company (the "Exchange Offer") of $150,000,000 aggregate principal amount of its 8.25% Senior Subordinated Notes due August 15, 2013 (the "Initial Notes"), for a new series of notes bearing substantially identical terms and in like principal amount (the "Exchange Notes") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Designated Guarantors") of the Exchange Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes." The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of August 13, 2003 among the Company, the Designated Guarantors and Wells Fargo Bank, N.A., as Trustee, and the First Supplemental Indenture dated as of August 13, 2003 among the Company, the Designated Guarantors and Wells Fargo Bank, N.A., as Trustee (the Indenture and the First Supplemental Indenture, collectively, the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is filed as an exhibit.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture and
(iii) such other corporate records, certificates, statutes and other instruments and documents as we have considered necessary or appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture,
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September 24, 2003


(i) such Exchange Notes will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and (ii) the Guarantees of the Designated Guarantors will be valid and binding obligations of such Designated Guarantors, enforceable against each such Designated Guarantor in accordance with their terms, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

         In rendering the foregoing opinions and with your permission, we have relied, without independent investigation, upon (1) the opinion of Jeffer, Mangels, Butler & Marmaro LLP with respect to the laws of the State of California, (2) the opinion of Scoggins & Goodman, P.C. with respect to the laws of the State of Georgia, (3) the opinion of Calvert Law Firm with respect to the laws of the State of Oklahoma and (4) the opinion of Sutin, Thayer & Browne, A Professional Corporation with respect to the laws of the State of New Mexico.

         We are members of the bar of the State of Texas. Except to the extent of the reliance on the opinions described in the preceding paragraph, the opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of Texas, the contract law of the State of New York, the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. You should be aware that we are not admitted to practice law in the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulation of the Commission issued thereunder.

                                               Very truly yours,


                                               /s/ Vinson & Elkins L.L.P.